SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                         _______________

                            FORM 8-K

                         CURRENT REPORT

             PURSUANT TO SECTION 13 or 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



  Date of report (Date of earliest event reported): October 9, 2001


             Atlantic Coast Airlines Holdings, Inc.
       (Exact Name of Registrant as Specified in Charter)



              Delaware      0-21976     13-3621051
              (State or   (Commission      (IRS
                Other         File       Employer
            Jurisdiction    Number)    Identification
                 of                         No.)
            Incorporation)


        45200 Business Court, Dulles, VA             20166
     (Address of Principal Executive Offices)     (Zip Code)


 Registrant's telephone number, including area code:(703) 650-6000


                               N/A
  (Former Name or Former Address, if Changed Since Last Report)


Item 5. Regulation FD Disclosure.

      The Company has posted presentation slides at the "For Investors" portion of its website, located at www.atlanticcoast.com. Certain members of the Company's management are using these slides in meetings with analysts and/or investors. Neither the furnishing of this report, nor the posting of the slides on the Company's website, is intended to constitute a determination by the Company that the information set forth in the slide presentation is material or that the dissemination of this information is required by Regulation FD.

      The presentation included on the Company's website as described above contains forward-looking information. A number of risks and uncertainties exist which could cause actual results to differ materially from these projected results. Such factors include, among others, the costs and other effects of enhanced security measures and other possible FAA orders, airport closures and military call-ups; the ability of the Company's code share partners to manage their operations and cash flow and to continue to utilize and pay for scheduled service; unexpected costs or delays in the continuing resumption of existing service or in implementation of new service; adverse weather conditions; ability to hire and retain employees; ability to obtain favorable financing terms for new aircraft; ability to successfully retire turboprop aircraft; traffic congestion; flight reallocations; or potential service disruptions due to new airport procedures or labor actions by employees of Delta Air Lines, Inc. or United Airlines, Inc. The Company undertakes no obligation to update or revise publicly or otherwise any forward-looking statements to reflect subsequent events, new information or future circumstances.






                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

                              ATLANTIC COAST AIRLINES HOLDINGS,
                              INC.




Date:  October 10, 2001       By:  /S/ David Asai
                              Vice President and Chief
                              Accounting Officer